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                                                                     EXHIBIT 5.1


                     B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW
   KNOXVILLE OFFICE:                                           MEMPHIS OFFICE:
  1700 RIVERVIEW TOWER    315 DEADERICK STREET, SUITE 2700   119 S. MAIN STREET,
KNOXVILLE, TN 37901-1509   NASHVILLE, TENNESSEE 37238-0002        SUITE 500
   (423) 521-6200                  (615) 742-6200             MEMPHIS, TN 38103
                                  www.bassberry.com            (901)-312-9100




                                 March __, 2000


HealthStream, Inc.
209 10th Avenue, Suite 450
Nashville, Tennessee 37203

       Re:     Registration Statement on Form S-1 (File No. 333-88939)

Dear Ladies and Gentlemen:

       We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission, covering _______ shares of Common Stock, no par value (the "Common Stock"), of HealthStream, Inc., a Tennessee corporation (the "Company"),to be offered by the Company.

       In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

       Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

       We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                               Sincerely,


                                               /s/ Bass, Berry & Sims PLC

                                               Bass, Berry & Sims PLC